UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Alarm.com Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ALARM.COM HOLDINGS, INC. Annual Meeting of Stockholders June 4, 2025 at 9:00 A.M. EDT 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102 For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to: https://web.viewproxy.com/ALRM/2025 To vote your proxy while visiting this site, you will need the 11 digit control number in the box on this page. This communication presents only an overview of the more complete proxy materials that are available to you on the internet. This is not a Proxy Card. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. If you want to receive a paper or Email copy of the proxy material, you must request one, there is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 27, 2025. PLEASE VOTE NOW! SEE REVERSE FOR FULL AGENDA Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K. Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On June 4, 2025 For Stockholders of record as of April 7, 2025. Internet: https://web.viewproxy.com/ALRM/2025 Phone: 1-877-777-2857 Email: requests@viewproxy.com * If requesting material by Email, please send a blank Email with the 11 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your Email requesting material. Scan QR Code for Digital Voting TO ORDER PAPER MATERIALS, USE ONE OF THE FOLLOWING METHODS. CONTROL NUMBER ALARM.COM HOLDINGS, INC. Mr AB Sample Sample Street Sample Town Sampleshire, XXX XXX Mr AB Sample Sample Street Sample Town

Annual Meeting of Stockholders The Board of Directors recommends a vote “FOR” each of the director nominees listed in Proposal 1, and “FOR” Proposals 2, 3, and 4. Proposal 1: Election of Directors (1) Donald Clarke (2) Rear Admiral (Ret.) Stephen Evans (3) Cecile Harper (4) Timothy McAdam (5) Darius G. Nevin (6) Stephen Trundle (7) Timothy J. Whall (8) Simone Wu Proposal 2: To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025. Proposal 3: To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. Proposal 4: To approve the Alarm.com Holdings, Inc. 2025 Equity Incentive Plan. ALARM.COM HOLDINGS, INC.